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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 1999, with respect to the consolidated financial statements of Service Experts, Inc. incorporated by reference in the joint Proxy Statement/Prospectus of Lennox International Inc. and Service Experts, Inc. that is made a part of Amendment No. 1 to the Registration Statement (Form S-4 No. 333-92389) of Lennox International Inc. for the proposed merger between Lennox International Inc. and Service Experts, Inc.


                                                           /s/ Ernst & Young LLP


     Nashville, Tennessee
     December 16, 1999